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                            AMERISTEEL CORPORATION

Exhibit 11 - Statement re: computation of per share earnings



       Calculation of Primary and Fully Diluted Earnings Per Share (EPS) *



                                             THREE MONTHS ENDED
                                           JUNE 30,       JUNE 30,
                                             1997          1996
                                         (UNAUDITED)   (UNAUDITED)
                                         -----------   -----------

NET INCOME ($000S)                       $     8,423   $     1,952
                                         -----------   -----------



Weighted average shares outstanding       10,077,973    10,094,497




Dilutive effect of stock option plan          19,610             -




                                         -----------   -----------
Shares used in calculating Primary EPS    10,097,583    10,094,497
                                         -----------   -----------


Primary EPS                              $      0.83   $      0.19
                                         ===========   ===========


* Fully diluted earnings per share are identical to primary earnings per share.



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